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                                                                  EXHIBIT 5.1

                                February 1, 2000

Board of Directors
Sara Lee Corporation
Three First National Plaza
Suite 4600
Chicago, Illinois 60602-4260


           Re:      Sara Lee Corporation
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

          As General Counsel of Sara Lee Corporation, a Maryland corporation (the "Company"), I have participated in the preparation and filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of $1,150,000,000 in aggregate public offering price of (a) debt securities ("Debt Securities"), (b) warrants to purchase Debt Securities ("Debt Warrants"), (c) shares of its common stock, par value $.01 per share ("Common Stock"), accompanied by preferred stock purchase rights ("Rights"), (d) warrants to purchase Common Stock ("Stock Warrants"), (e) shares of its preferred stock, no par value ("Preferred Stock") and (f) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell such foreign currencies or units of two or more foreign currencies as shall be designated by the Company at the time of offering ("Currency Warrants," and collectively with the Debt Securities, Debt Warrants, Common Stock, Rights, Stock Warrants and Preferred Stock, the "Securities"). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on January 27, 2000 (the "Resolutions"). The Debt Securities will be issued under an Indenture (the "Indenture") between the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee. The Debt Warrants, Stock Warrants and/or Currency Warrants (together, the "Warrants") will be issued under warrant agreements ("Warrant Agreements") between the Company and a Warrant Agent.

           This opinion is furnished by me, as General Counsel of the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with this opinion, I have examined such agreements, documents, instruments and records I deemed appropriate under the circumstances for me to express the opinions set forth below.

           Based on and subject to the foregoing, I am of the opinion that:



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Board of Directors
Sara Lee Corporation
February 1, 2000
Page 2

          1. The Company is duly incorporated and validly existing under the laws of the State of Maryland.

          2. The Indenture has been duly authorized, executed and delivered by the Company pursuant to resolutions duly adopted by the Board of Directors of the Company on January 25, 1990, and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms; and each series of Debt Securities will be duly authorized and legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments, shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the Securities and Exchange Commission ("SEC") in compliance with the Securities Act and the rules and regulations thereunder;
(iii) the final terms of such series of Debt Securities shall have been established and duly approved in accordance with the Resolutions and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been delivered to purchasers thereof against payment of the agreed consideration therefor.

          3. The Common Stock and accompanying Rights will be duly authorized and legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          4. Each series of Preferred Stock will be duly authorized and legally issued, fully paid and nonassessable when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the terms of such series of Preferred Stock shall have been established and duly approved in accordance with the Resolutions; (iv) the Articles Supplementary to the Charter setting forth the terms of such series of Preferred Stock shall have been filed with, and accepted for record by, the Department of Assessments and Taxation of the State of Maryland; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and



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Board of Directors
Sara Lee Corporation
February 1, 2000
Page 3


duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          5. Each Warrant Agreement will constitute a duly authorized and valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, when (i) the final terms of such Warrant Agreement shall have been established and duly approved in accordance with the Resolutions and (ii) such Warrant Agreement shall have been duly executed and delivered by the Company pursuant to the Resolutions; and the Warrants will be duly authorized and legally issued and valid and binding obligations of the Company enforceable against the Company in accordance with their terms when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; and (iii) certificates representing such Warrants shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          The opinions set forth above are subject to the qualifications that
(a) enforcement of the Company's obligations under the Indenture, the Debt Securities, the Warrant Agreements and the Warrants may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law), and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          This opinion is limited to the laws of the State of Maryland, the State of New York and the Securities Act.

          I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to me under the heading "Legal Matters" set forth in the prospectus forming a part of said Registration Statement.


                                   Very truly yours,

                                   /s/ Roderick A. Palmore